Arthur Andersen LLP

                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer Short-Term Income Trust dated January 8, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 10 and Amendment No. 11 to Registration Statement File Nos. 33-47613 and 811-06657, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
March 26, 1999